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                                                                    EXHIBIT 24.3


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors

Seminole Finance Corporation



     We consent to the inclusion of our report dated February 10, 1997 with respect to the combined balance sheet of Seminole Finance Corporation and Related Companies as of December 31, 1995 and the related combined statements of operations, stockholder's equity (deficit), and cash flows for the year ended December 31, 1995, which report appears in the Form S-1 of Ugly Ducking Corporation dated April 3, 1997.


                                              /s/ BARTON & COMPANY, P.A.
                                          --------------------------------------
                                          Barton & Company, P.A.
                                          Certified Public Accountants


St. Petersburg, Florida


April 3, 1997